SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – February 14, 2006

FIRST HORIZON NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

TENNESSEE	001-15185	62-0803242
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 14, 2006, the Compensation Committee of the Board of Directors of the registrant took certain actions which resulted in the grant, creation, or supplement of the following compensatory agreements or arrangements with executive officers of the registrant who are expected to be named in the executive compensation disclosures of the registrant’s 2006 proxy statement (“2005 Named Executive Officers”):

Performance Accelerated Restricted Stock Award Program (PARSAP)

The Committee established performance criteria for the 2006-2008 performance period related to the PARSAP awards granted in 2005. The primary criterion, established at the beginning of each three-year performance period, is the registrant’s total shareholder return (TSR) ranking in a Top 30 bank peer group after three years, and the registrant’s TSR must be a positive number. If the primary criterion is not met, the award will vest on an accelerated basis only if the registrant’s operating earnings per share (EPS) growth rate and average operating return on equity (ROE) rankings within the Top 30 peer group exceed pre-established thresholds, and TSR is a positive number. The “Top 30” bank peer group consists of the top 30 bank holding companies in the U.S. based on asset size as reported in The American Banker.

Long-Term Incentive Program (LTIP) Awards

Acting under authority delegated to it under the 2003 Equity Compensation Plan (which was shareholder-approved), the Committee determined that the performance criteria for the 2003-2005 LTIP awards were not met. Accordingly, no payout will be made in connection with those awards.

Performance Share Unit (PSU) Award Related to Promotion

Acting under authority delegated to it under the 2003 Equity Compensation Plan (which was shareholder-approved), the Committee granted 25,000 PSUs to Gerald L. Baker in recognition of his recent promotion to Chief Operating Officer of the registrant. The PSUs will be earned based on the registrant’s achievement of goals established for executives generally by the Compensation Committee under the registrant’s 2002 Management Incentive Plan for the years 2006, 2007, and 2008. Mr. Baker’s PSUs are scheduled to vest in 2009, and are payable (to the extent earned) at vesting only in cash based on the market value of the registrant’s common stock at that time.

Salary and Annual Bonus Actions

The Committee approved salaries for the executive officers of the Company related to the year 2006. Annualized salary rates for 2006 for the 2005 Named Executive Officers are: J. Kenneth Glass ($944,000), Gerald L. Baker ($700,000), Charles G. Burkett ($675,000), Jim L. Hughes ($623,000), and Larry Martin ($482,000). Salaries generally were increased 3% over 2005, in line with the average increase for other employees for 2006, other than for Mr. Baker and Mr. Burkett in recognition of the changes in 2006 of their responsibilities. Salary rates approved at this time are effective for the remainder of the year. The new salary rates generally are not retroactive to the beginning of the year, except for Mr. Baker and Mr. Burkett due to their promotions in late 2005.

The Committee approved annual cash bonuses for the executive officers of the Company for 2005 under the shareholder-approved 2002 Management Incentive Plan (MIP). The 2005 cash bonuses approved for the 2005 Named Executive Officers are: J. Kenneth Glass ($319,000), Gerald L.

Baker ($2,394,000), Charles G. Burkett ($995,000), Jim L. Hughes ($3,395,000), and Larry Martin ($710,000).

The Committee established target payouts and performance criteria for 2006 annual cash bonuses under the MIP. For the 2005 Named Executive Officers other than the line business unit heads (Charles G. Burkett, Jim L. Hughes, and Larry Martin), target bonuses were established ranging from 115% to 125% of base salary, and maximum bonuses are 150% of target. The primary criterion for determining final bonuses will be earnings per share growth for 2006. For the line business unit heads, bonuses were established as a percentage of a measure of applicable business unit pretax income, with a portion of the resulting business unit bonus amount subject to adjustment based on corporate earnings per share growth. The arrangement for Mr. Hughes is in accordance with his existing arrangement.

ITEM 9.01. Financial Statements and Exhibits

(d)     Exhibits

          The following management contract or compensatory plan exhibits are filed herewith:

Exhibit #	Description

10.5(i)	Form of Promotional Performance Share Unit grant notice to Mr. Baker.

10.6(b)	Description of target payouts and performance criteria approved for 2006 annual cash bonuses to 2005 Named Executive Officers under the 2002 Management Incentive Plan.

10.14	Description of 2006 salaries approved for 2005 Named Executive Officers.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing will be filed as exhibits to the registrant’s quarterly report on Form 10-Q applicable to the first quarter of 2006, unless filed with an earlier report and except for exhibits filed with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION

Date: February 21, 2006	By:	/s/ Marlin L. Mosby III

Name: Marlin L. Mosby III
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit #	Description

10.5(i)	Form of Promotional Performance Share Unit grant notice to Mr. Baker.

10.6(b)	Description of target payouts and performance criteria approved for 2006 annual cash bonuses to 2005 Named Executive Officers under the 2002 Management Incentive Plan.

10.14	Description of 2006 salaries approved for 2005 Named Executive Officers.